Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the Statement on Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A common shares of Secoo Holding Limited, a company incorporated under the laws of the Cayman Islands, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: June 18, 2020

QUDIAN INC.

By:	/s/ Min Luo
Name:	Min Luo
Title:	Chairperson

QU PLUS PLUS LIMITED

By:	/s/ Min Luo
Name:	Min Luo
Title:	Chairperson

QUFENQI (HK) LIMITED

By:	/s/ Min Luo
Name:	Min Luo
Title:	Director

MIN LUO

By:	/s/ Min Luo